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                                                                    EXHIBIT 4.47


                             SHARE PLEDGE AGREEMENT

This Share Pledge Agreement (this "Agreement"), dated February 28, 2005 is entered into at Beijing by and among the following parties:

Party A:              KONGZHONG INFORMATION TECHNOLOGIES (BEIJING) CO., LTD.
Address:              Tengda Plaze, No.168 Xiwai Street, Haidian District,
                      Beijing
Legal Representative: Zhou Yunfan

Party B:              BEIJING WIRELESS INTERACTIVE NETWORK TECHNOLOGIES CO.,
                      LTD.
Address:              E190, Jianli Hotel, No.B21Jiu Xian Qiao Road, Chaoyang
                      District, Beijing
Legal Representative: Yang Yang

Party C:              YANG YANG
Address:              407, No. 397 Guang An Men Wai Avenue, Xuanwu District,
                      Beijing

Party D:              WANG GUIJUN
Address:              A17, An De Li North Street, Dongcheng District, Beijing

Party E:              WU LINGUANG
Address:              159-204, No.3 Fei Xi Road, Shushan District, Hefei

WHEREAS,

1. Party A is a wholly foreign owned company incorporated in the People's Republic of China (the "PRC").

2. Party B is a limited liability company in the PRC and licensed by relevant government authorities to hold a Telecommunications Value-added Service Operation Permit, which qualifies it to engage in telecommunications value-added service.


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3.   Party C, Party D and Party E (the "Pledgor") are the shareholders of Party
     B and own 40%, 30% and 30% equity interest in Party B respectively. On February 17, 2005, Party C, Party D and Party E entered into Share Transfer Agreements with the original shareholders of Party B who transferred their respective equity interest in Party B. The consideration for the transfer was paid by Party A.

4. All parties to this Agreement have signed Exclusive Technical Agreement, Business Operation Agreement and Option Agreement respectively on February 28, 2005.

5. In order to guarantee that Party A collects the fees under the Exclusive Technical and Consulting Services Agreement in due course, and to ensure the performance of the Business Operation Agreement and Option Agreement, the Pledgors agree to severally and jointly pledge all their equity interest in Party B to Party A, the Pledgee's as a security for the performance of the obligations under the aforesaid agreements.

Therefore, through friendly negotiations and in the principles of equality and mutual benefits, the parties hereby enter into the agreement as follows.

1.   DEFINITIONS

     Unless otherwise provided in this Agreement, the following terms shall have the following meanings:

1.1  Pledge means the full content of Article 2 hereunder.

1.2 Equity Interest means 100% equity interests in Party B legally and jointly held by the Pledgors and all the present and future rights and benefits based on such equity interest.

1.3 Reorganization Agreements mean Exclusive Technical and Consulting Services Agreement, Business Operation Agreement and Option Agreement signed by the parties of the Agreement respectively on February 28, 2005.


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1.4  Event of Default means any event in accordance with Article 7 hereunder.

1.5 Notice of Default means the notice of default issued by Party A in accordance with this Agreement.

2.   PLEDGE

2.1 The Pledgors agree to pledge all the equity interest in Party B to Party A as the security for Party A's rights and interest under the Reorganization Agreements.

2.2 The Pledge under this Agreement covers the fees (including legal fees), expenses and losses that Party B shall pay to Party A under the Exclusive Technical and Consulting Services Agreement, and the civil liabilities that Party B or Pledgors shall bear the Party A in case the Reorganization Agreements wholly or partially become nullify due to any reason.

2.3 The Pledge under this Agreement refers to the prior right owned by Party A to the money gained from the conversion, auction, or sell of the equity interests pledged by the Pledgor to the Pledgee.

2.4 Unless otherwise consented in writing by Party A after the execution of this Agreement, the pledge under this Agreement will be terminated only when Party B and the Pledgors have performed all the obligations and liabilities under the Reorganization Agreements and Party A confirms in writing. If Party B or the Pledgors have not fully performed all or part of its obligations or liabilities under the Reorganization Agreements at the expiration of such agreements, Party A will maintain the pledge hereunder up to the date when all such obligations and liabilities are fully performed.

3.   EFFECT

3.1 This Agreement shall take effect as of the date when the equity shares pledged are recorded in the Register of Shareholder of Party B.


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3.2  Party A is entitled to dispose the Pledge hereunder if Party B fails to pay the fees in accordance with the Exclusive Technical and Consulting Services Agreement or fail to perform the Business Operation Agreement and the Option Agreement.

4.   PHYSICAL POSSESSION OF DOCUMENTS

4.1 During the term of the Pledge under this Agreement, the Pledgor shall deliver the physical possession of the Certificate of Contribution (original) of Party B and provide the testification of the proper record of such pledge on the shareholders' register of Party B to Party A within one week as of the date of conclusion of this Agreement.

4.2 Unless otherwise consented by Party A in writing, the Pledgor shall be entitled to collect the proceeds (such as, including but not limited to, any dividends and profits) from the equity interests, which shall also be considered as the security for the liabilities of Party B under the agreement, unless otherwise consented by Party A in writing, within the term of this Agreement.

5.   WARRANTIES AND REPRESENTATION OF THE PLEDGOR

     The Pledgors hereby make the following representation and warranties to the Pledgee and confirm that Party A executes this Agreement in reliance of such representation and warranties:

5.1 The Pledgors lawfully own the equity interests hereunder and are entitled to create pledge on such equity interests for Party A;

5.2 Party A shall not be interfered by any other parties once the board of directors of Party A exercises its rights in accordance with this Agreement.

5.3 Party A is entitled to dispose the Pledge in accordance with relevant laws and this Agreement.

5.4 The execution and performance of this Agreement of the Pledgor has gained all necessary authorization and shall not violate any applicable laws and regulations. The representative who


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     signs this Agreement shall be lawfully and effectively authorized.

5.5 Except for the Pledge under this Agreement, there is no other burden of rights on the equity interests pledged by the Pledgors (including but not limited to pledge).

5.6 There is no existing pending civil, administrative or criminal litigation or administrative punishment or arbitration relating to the equity interests hereunder at the date of execution of this Agreement.

5.7 There are no outstanding taxes, fees or pending legal procedures related to the equity interests hereunder at the date of execution of this Agreement.

5.8 Each provision hereunder is the expression of each Party's true meaning and shall be binding upon all the Parties.

6.   COVENANT OF THE PLEDGOR

6.1 During the term of this Agreement, the Pledgor covenants to Party A that the Pledgor shall:

     6.1.1 not transfer or assign the equity interests, create or permit to create any pledges which may have an adverse effect on the rights or benefits of Party A without prior written consent from Party A except for the transfer to Party A or the person designated by Party A as required by Party A;

     6.1.2 comply with and implement applicable laws and regulations, present to Party A the notices, orders or suggestions with respect to the Pledge issued or made by the competent authority within five days upon receiving such notices, orders or suggestions and take actions in accordance with the reasonable instruction of Party A;

     6.1.3 timely notify Party A of any events or any received notices which may affect the Pledgor's equity interest or any part of its right, and any events or any received notices which may change the Pledgor's any covenant and obligation under this Agreement or


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          which may affect the Pledgor's performance of its obligations under this Agreement, take actions in accordance with the instructions of Party A;

6.2 The Pledgors agree that Party A's right of exercising the Pledge pursuant to this Agreement shall not be suspended or hampered by the Pledgors or any successors or transferees of the Pledgors or any other persons.

6.3 The Pledgors warrant to Party A that in order to protect or perfect the security over the payment of the fees under the Exclusive Technical and Consulting Services Agreement, the Pledgors shall execute in good faith and cause other parties who have interests in the Pledge to execute all the title certificates, contracts, and /or perform and cause other parties who have interests to take action as required by Party A and make access to exercise the rights and authorization vested in the Pledgee under this Agreement, and execute all the documents with respect to the changes of certificate of equity interests with the Pledgee or another party designated by Party A, and provides Party A with all the documents regarded as necessary to Party A within the reasonable time.

6.4 The Pledgors warrants to Party A that the Pledgors will comply with and perform all the guarantees, covenants, agreements, representations and conditions for the benefits of Party A. The Pledgor shall compensate for all the losses suffered by Party A if the Pledgor does not perform or fully perform their guarantees, covenants, agreements, representations and conditions.

7.   EVENT OF DEFAULT

7.1  The following events shall be regarded as an event of default:

     7.1.1 Party B or its successors or transferees fail to make full payment of service fees under the Exclusive Technical and Consulting Services Agreement on time, or the Pledgors or its successors or transferees fail to perform the Business Operation Agreement and the Option Agreement.;


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     7.1.2 The Pledgors make any material misleading or fraudulent representations or warranties under Article 5 and 6 herein, and/or the Pledgor is in violation of any representations or warranties under
          Article 5 and 6 herein;

     7.1.3 The Pledgors gravely violate any provisions of this Agreement;

     7.1.4 The Pledgors waive the pledged equity interests or transfers the pledged equity interests without prior written consent from Party A unless otherwise agreed under Article 6.1.1 herein;

     7.1.5 The Pledgor's any external loan, security, compensation, covenants or any other compensation liabilities (1) are required to be repaid or performed prior to the scheduled date; or (2) are due but can not be repaid or performed as scheduled and thereby cause Party A to deem that the Pledgor's capacity to perform the obligations herein and the interests of Party A are affected;

     7.1.6 The Pledgors are incapable of repaying the general debt or other debt, which subsequently affects the interests of Party A;

     7.1.7 This Agreement is illegal for the reason of the promulgation of any related laws or the Pledgor's incapability of continuing to perform the obligations herein;

     7.1.8 Any approval, permits, licenses or authorization from the competent authority of the government needed to perform this Agreement or validate this Agreement are withdrawn, suspended, invalidated or materially amended;

     7.1.9 The property of the Pledgor is adversely changed and causes Party A to deem that the capability of the Pledgor to perform the obligations herein is affected;

     7.1.10 Other circumstances whereby Party A is incapable of exercising the right to dispose the Pledge in accordance with relevant laws.


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7.2  The Pledgor shall immediately give a written notice to Party A if the
     Pledgor is aware of or find that any event under Article 7.1 herein or any events that may result in the foregoing events have happened or are going on.

7.3 Unless the event of default under Article 7.1 herein has been solved to Party A's satisfaction, Party A, at any time when the event of default happens or thereafter, may give a written notice of default to the Pledgors and require the Pledgor to immediately make full payment of the outstanding fees under the Exclusive Technical and Consulting Services Agreement, and other payables or timely perform the Business Operation Agreement or the Option Agreement, or dispose the Pledge in accordance with Article 8 herein.

8.   EXERCISE OF THE RIGHT OF THE PLEDGE

8.1 The Pledgor shall not transfer the Equity Interest without prior written consent from Party A prior to the full repayment of the fees under the Exclusive Technical and Consulting Services Agreement and the full performance of the Business Operation Agreement or the Option Agreement.

8.2 Party A shall give a notice of default to the Pledgors when it exercises the right of the Pledge.

8.3 Subject to Article 7.3, Party A may exercise the right to dispose the Pledge when Party A gives a notice of default in accordance with Article
     7.3 or at any time thereafter.

8.4 Party A is entitled to have priority in receiving proceeds from the auction or sale of whole or part of the share pledged herein in accordance with legal procedure until the outstanding fees under the Exclusive Technical and Consulting Services Agreement and all other payables thereof are repaid, and the full performance of the Business Operation Agreement or the Option Agreement.

8.5 The Pledgors shall not hinder Party A from disposing the Pledge in accordance with this Agreement and shall give necessary assistance so that Party A could realize his Pledge.

9.   TRANSFER


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9.1  The Pledgors shall not transfer the rights and obligations to any third party herein without prior consent from Party A.

9.2 This Agreement shall be binding upon the Pledgors and their successors and be effective to Party A and his successors and assignees.

9.3 Party A may transfer all or any of its rights and obligations under the Reorganization Agreements to any third party at any time. In this case, the assignee shall enjoy and undertake the same rights and obligations herein of Party A as if the assignee is a party hereto. When Party A transfers the rights and obligations under the Reorganization Agreements, at the request of Party A, the Pledgors shall execute relevant agreements and/or documents with respect to such transfer.

9.4 After the Pledgee's change resulting from the transfer, the new parties to the pledge shall reexecute a pledge agreement.

10.  FEES AND OTHER CHARGES

10.1 Party A shall be responsible for all the fees and actual expenditures in relation to this Agreement including but not limited to legal fees, cost of production, stamp duty and any other taxes and charges.

11.  FORCE MAJEURE

11.1 If this Agreement is delayed in or prevented from performing in the Event of Force Majeure ("Event of Force Majeure"), only within the limitation of such delay or prevention, the affected party is absolved from any liability under this Agreement. Force Majeure, which includes acts of governments, acts of nature, fire, explosion, geographic change, flood, earthquake, tide, lightning, war, means any unforeseen events beyond the prevented party's reasonable control and cannot be prevented with reasonable care. However, any shortage of credit, capital or finance shall not be regarded as an event beyond a Party's reasonable control. The Party affected by Force Majeure who claims for exemption from performing any obligations under this Agreement or


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     under any provision herein shall notify the other party of such exemption promptly and advice him of the steps to be taken for completion of the performance.

11.2 The Pledge affected by Force Majeure shall not assume any liability under this Agreement. However, subject to that the Party affected by Force Majeure having taken its reasonable and practicable efforts to perform this Agreement, the Party claiming for exemption of the liabilities may only be exempted from performing such liability as within limitation of the part performance delayed or prevented by Force Majeure. Once causes for such exemption of liabilities are rectified and remedied, both parties agree to resume performance of this Agreement with their best efforts.

12.  APPLICABLE LAW AND DISPUTE RESOLUTION

12.1 The execution, validity, performance and interpretation of this Agreement shall be governed by and construed in accordance with the PRC law.

12.2 The parties shall strive to settle any dispute arising from the interpretation or performance through friendly consultation. In case no settlement can be reached through consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission ("CIETAC") for arbitration. The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Beijing. The arbitration award shall be final and binding upon the parties.

12.3 Each Party shall continue to perform this Agreement in good faith according to the provisions herein except for the matters in dispute.

13.  NOTICE

     Any notice or correspondence, which is given by the Party as stipulated hereunder, shall be in writing and shall be delivered in person or by registered or prepaid mail or recognized express service, or be transmitted by telex or facsimile to the following addresses:


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     PARTY A:   KONGZHONG INFORMATION TECHNOLOGIES (BEIJING) CO., LTD.
     Address:   Tengda Plaze, No.168 Xiwai Street, Haidian District, Beijing
     Fax:       +86 10 88575900
     Tele:      +86 10 88576000
     Addressee: Zhou Yunfan

     PARTY B:   BEIJING WIRELESS INTERACTIVE NETWORK TECHNOLOGIES CO., LTD.
     Address:   E190, Jianli Hotel, No.B21Jiu Xian Qiao Road, Chaoyang District,
                Beijing
     Fax:       +86 10 88575900
     Tele:      +86 10 88576000
     Addressee: Yang Yang

     PARTY C:   YANG YANG
     Address:   407, No. 397 Guang An Men Wai Avenue, Xuanwu District, Beijing
     Fax:       +86 10 88575900
     Tele:      +86 10 88576000

     PARTY D:   WANG GUIJUN
     Address:   A17, An De Li North Street, Dongcheng District, Beijing
     Fax:       +86 10 88575900
     Tele:      +86 10 88576000

     PARTY E:   WU LINGUANG
     Address:   159-204, No.3 Fei Xi Road, Shushan District, Hefei
     Fax:       +86 10 88575900
     Tele:      +86 10 88576000

14.  APPENDICES

     The appendices to this Agreement are a integral part of this Agreement.

15.  WAIVER


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     The Pledgee's non-exercise or delay in exercise of any rights, remedies, power or privileges hereunder shall not be deemed as the waiver of such rights, remedies, power or privileges. Any single or partial exercise of the rights, remedies, power and privileges shall not exclude the Pledgee from exercising any other rights, remedies, power and privileges. The rights, remedies, power and privileges hereunder are accumulative and shall not exclude the application of any other rights, remedies, power and privileges stipulated by laws.

16.  MISCELLANEOUS

16.1 Any amendments, modifications or supplements to this Agreement shall be in writing and come into effect upon being executed and sealed by the parties hereto.

16.2 In case any terms and stipulations in this Agreement is regarded as illegal or can not be enforced in accordance with the applicable law, such terms and stipulations shall be deemed to be invalid and not enforceable within the scope governed by the applicable law, and the rest stipulations will remain effective.

16.3 This Agreement is translated from the Chinese original and shall be kept in 5 copies.


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(No text on this page)

PARTY A: KONGZHONG INFORMATION TECHNOLOGIES (BEIJING) CO., LTD.


Authorized Representative:
                           ---------------------

PARTY B: BEIJING WIRELESS INTERACTIVE NETWORK TECHNOLOGIES CO., LTD.


Authorized Representative:
                           ---------------------

PARTY C: YANG YANG


Signature:
           --------------------------

PARTY D: WANG GUIJUN


Signature:
           --------------------------

PARTY E: WU LINGUANG


Signature:
           --------------------------


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APPENDICES

     1.   name list of Party B's shareholder

     2.   capital contribution certificate of Party B's shareholders


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